UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2016

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 8, 2016, Triple-S Management Corporation (the "Company") announced the departure of Amílcar L. Jordán, its Vice President of Finance and Chief Financial Officer. As disclosed below, effective January 11, 2016, he will be succeeded by Juan J. Román-Jiménez. Mr. Jordán leaves the Company to pursue other opportunities. He will assist with the transition of his duties to Mr. Román-Jiménez until the end of January 2016. No irregularities were involved with Mr. Jordán’s departure.

On January 8, 2016, the Company also announced the departure of Pablo Almodóvar-Scalley, the President and Chief Executive Officer of Triple-S Salud, Inc. ("Triple-S Salud"), the Company’s operating subsidiary responsible for its Medicaid and Commercial businesses. As disclosed below, effective January 11, 2016, he will be succeeded by Madeline Hernández-Urquiza. Mr. Almodóvar-Scalley leaves Triple-S Salud to pursue other opportunities. He will assist with the transition of his duties to Mrs. Hernández-Urquiza until the end of January 2016. No irregularities were involved with Mr. Almodovar-Scalley’s departure.

(c) On January 8, 2016, the Company announced the appointment of Juan J. Román-Jiménez as successor to the office of the Chief Financial Officer of the Company, effective January 11, 2016. As Executive Vice-President and Chief Financial Officer of the Company, Mr. Román-Jimenez will receive a base salary of $500,000 per year and fringe benefits, including health care, life insurance and disability benefits, and other perquisites, at the same level as the Company’s other senior executive officers. He will also be eligible to receive the following: (i) an annual short term bonus of up to 50% of his annual base salary, at the discretion of the Company’s Board of Directors and subject to compliance with his performance objectives and the Company’s financial results, and (ii) long term incentive compensation of up to 150% of his annual base salary pursuant to applicable Company guidelines and subject to the discretion of the Company’s Board of Directors.

Mr. Román-Jiménez, age 50, was Executive Vice President and Chief Financial Officer of EVERTEC, Inc., a leading full-service transaction processing company in Latin America and a New York Stock Exchange listed company, from April 2012 to August 2015 and EVERTEC Group’s Executive Vice President and Chief Financial Officer from August 2011 to March 2012. Before joining EVERTEC, Inc., Mr. Román-Jiménez served as Vice President of Finance and Chief Financial Officer of the Company from 2002 to 2011. From 1996 to 2002, Mr. Román-Jiménez held numerous positions with the Company and its subsidiaries. Mr. Román-Jiménez is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Item 8.01 Other Events.

On January 8, 2016, the Company announced the appointment of Madeline Hernández-Urquiza, as President of Triple-S Salud, Inc., the Company’s operating subsidiary responsible for its Medicaid and Commercial businesses, effective January 11, 2016. Since September 2014, Mrs. Hernandez-Urquizia has presided over the operations of Triple-S Advantage, Inc., the Company’s Medicare Advantage operating subsidiary. As a result of this appointment, Mrs. Hernández-Urquiza will preside over the Company's two managed care subsidiaries. Ms. Hernández-Urquiza is a Certified Public Accountant and a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

The Company also announced the appointment of Carlos L. Rodríguez Ramos, Esq. as General Counsel of the Company, effective January 11, 2016. Mr. Rodríguez-Ramos has been serving as the Acting General Counsel of the Company since December 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press release of the Company, dated January 8, 2016, announcing management changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

January 8, 2016	By:	/s/ Roberto García-Rodríguez

Name: Roberto García-Rodríguez
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company, dated January 8, 2016, announcing management changes